4153755

Contact Information
Kansas Secretary of State
Ron Thornburgh
Memorial Hall, 1st Floor
120 S.W. 10th Avenue
Topeka, KS 66612-1594
(785) 296-4564
kssos@kssos.org
www.kssos.org

KANSAS SECRETARY OF STATE
Kansas Limited Liability Company
Articles of Organization

DL

All information must be completed or

12-31-2007 2936 01 051 009 PP FILE#: 4153755	11:14:00 $165.00 3 FILED BY KS SOS

02086509

1. Name of the limited liability company (must include "limited liability company," "limited company," "LLC" or "LC"):

AccessMed, LLC

2. Name and address of resident agent and registered office in Kansas:
Address must be a street address. A post office box is unacceptable.

Name	Street address	City	State	Zip
The Corporation Company, Inc.	515 South Kansas Avenue	Topeka	Kansas	66603

PROFESSIONAL LIMITED LIABILITY COMPANIES ONLY: ***(See instruction below)***

If the LLC is organized to exercise the powers of a professional association, state the professional purpose of the LLC:

If the LLC is organized to exercise powers of a professional association or corporation, the LLC must file a certificate from the licensing board of the profession, stating that each LLC member is duly licensed to practice that profession and that the proposed company name has been approved. The following professions are authorized to create a professional LLC: architect, attorney-at-law, certified public accountant, chiropractor, clinical marriage and family therapist, clinical professional counselor, clinical psychotherapist, dentist, engineer, geologist, land surveyor, landscape architect, licensed psychologist, occupational therapist, optometrist, osteopathic physician or surgeon, pharmacist, physician, physician assistant, surgeon or doctor of medicine, podiatrist, real estate broker or salesperson, registered physical therapist, registered professional nurse, specialist in clinical social work, veterinarian.

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 31st (Day) of December (Month), 2007 (Year).

Organizer Phillip H. Watts, Vice President, Asst. Secretary

2007 DEC 31 AM 10:54
FILED
SECRETARY OF STATE

Instructions

LLC Mailing Information

Where would you like the Secretary of State's office to send official mail? If no address is given, the mail will be sent to the LLC's registered office.

Street address ____ City ____ State ____ Zip ____ Country ____

The mail should be addressed to the following named individual: ____

Instruction
Submit this form with the $165 filing fee.

Notice: There is a $25 service fee for all returned checks.

Rev. 12/07/04 jlp
Rev. 9/21/02

K.S.A. 17-7673

K9037 - 01/01/2005 C T System Online

415-375-5

Contact Information
Kansas Secretary of State
Ron Thornburgh
Memorial Hall, 1st Floor
120 S.W. 10th Avenue
Topeka, KS 66612-1594
(785) 296-4564
kssos@kssos.org
www.kssos.org

KANSAS SECRETARY OF STATE

Limited Liability Company Certificate of Correction

CT
53-05

All information must be completed or this document will not be accepted for filing.

08-04-2009 14:38:00
3584 01 $35.00
053 005 AA 3
FILE#: 4153755 FILED BY KS SOS

02472832

1. Name of the limited liability company:
AccessMed, LLC
Name must match the name on record with the secretary of state

2. State of organization: Kansas

3. Specify the inaccuracy or defect in the articles or certificate that is to be corrected:
The name of the entity being formed was spelled incorrectly.

2009 AUG 4 PM 1 18
FILED
SECRETARY OF STATE
KANSAS

4. Set forth the portion of the articles or certificate in its corrected form:
Section 1 of the Articles of Organization, filed on 12/31/2007, should read: AccessMED, LLC

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 4th (Day) of August (Month), 2009 (Year).

Authorized person

Instruction
Submit this form with the $35 filing fee.
Notice: There is a $25 service fee for all returned checks.

Rev. 1/09 [illegible] K.S.A. 17-7683

I hereby certify this to be a true and correct copy of the original on file.
Certified on this date: 08/05/2009
Ron Thornburgh, Secretary of State